                                                                    Exhibit 99.2


                           $237,181,000 (APPROXIMATE)
                 BANKAMERICA MANUFACTURED HOUSING CONTRACT TRUST
           SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES, SERIES 1996-1

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
BANKAMERICA HOUSING SERVICES, AN UNINCORPORATED DIVISION OF BANK OF AMERICA, FSB
                                     SELLERS

BANKAMERICA HOUSING SERVICES, AN UNINCORPORATED DIVISION OF BANK OF AMERICA, FSB
                                    SERVICER

         $47,129,000        (Approximate)          6.125%            A-1
         $51,893,000        (Approximate)          6.65 %            A-2
         $20,316,000        (Approximate)          6.95 %            A-3
         $26,068,000        (Approximate)          7.30 %            A-4
         $28,483,000        (Approximate)          7.55 %            A-5
         $27,040,000        (Approximate)          8.00 %            A-6
         $20,891,000        (Approximate)          7.80 %            A-7
         $15,361,000        (Approximate)          7.875%            B-1

The attached information (the "Computational Materials") is privileged and confidential and is being provided by Greenwich Capital Markets, Inc. for use by the addressee only. These Computational Materials have been prepared in connection with the issuance of the securities described therein which represent undivided beneficial interests in a certain pool of manufactured housing contracts (the "Pool"). These Computational Materials are based in part on information provided by BankAmerica Housing Services, a division of Bank of America, FSB, with respect to the expected characteristics of the Pool. These materials may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating said material.

Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. NO ASSURANCE CAN BE GIVEN AND NO REPRESENTATION IS MADE AS TO THE ACCURACY, APPROPRIATENESS OR COMPLETENESS OF THESE MATERIALS IN ANY PARTICULAR CONTEXT, NOR AS TO WHETHER THE COMPUTATIONAL MATERIALS AND/OR THE ASSUMPTIONS UPON WHICH THEY ARE BASED REFLECT PRESENT MARKET CONDITIONS OR FUTURE MARKET PERFORMANCE. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any weighted average lives and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives or principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall. The actual characteristics and performance of the manufactured housing contracts will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.

Although a registration statement (including the prospectus) relating to the securities discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed in this communication has not yet been filed with the Securities and Exchange Commission. These materials do not constitute an offer to sell or the solicitation of an offer to buy any security or instrument or to participate in any particular trading strategy, nor shall there be any sale of the securities discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus supplement relating to the securities discussed in this communication for definitive Computational Materials and any matter discussed in this communication. In the event of any such offering, these Computational Materials, including any description of the manufactured housing contracts contained herein, shall be deemed superseded, in their entirety, by the final prospectus supplement. A final prospectus and prospectus supplement may be obtained by contacting the Greenwich Capital Markets, Inc. Trading Desk at (203) 625-6160.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risks. Investors should make every effort to consider the risks of these securities.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.